Exhibit 10.7






April 8, 2002

William P. Costantini, Esq.
64 Bouton Road
South Salem, NY  10590

      Re: Amendment to Employment Agreement of William P. Costantini

Dear Bill:

      The Employment Agreement (the "Agreement"), made and entered into as of the 1st day of November 2000, by and between The Great Atlantic & Pacific Tea Company, Inc. (the "Company") and William P. Costantini (the "Employee") is hereby amended as follows:


1.) Effective as of October 1, 2001, your base salary was increased from $335,000 to $355,000; and

2.) Effective February 25, 2002, all references in the Agreement to the Employee reporting to the "Vice Chairman and Chief Financial Officer" are hereby amended to read "the Chairman and Chief Executive Officer."

      Except as indicated above, the Agreement, its terms and conditions, shall remain in full force and effect.

      If the terms outlined above, and the changes to your Agreement are acceptable, please sign below, and return an original executed copy of this letter agreement. Upon execution of this letter agreement, the Agreement shall be deemed amended in accordance with Section 28 thereof.

                                          Sincerely,


The Great Atlantic & Pacific Tea Company, Inc.




By: /s/Christian Haub
    -----------------
    Christian Haub


Agreed to and accepted this 30th day
of April, 2002

/s/ William P. Costantini
-----------------------------------
William P. Costantini